Exhibit 99.1

          LifePoint Hospitals Names William F. Carpenter III
                President and Chief Executive Officer

   Company to Host Conference Call at 10:00 a.m. Eastern Time Today


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--June 26, 2006--The Board of Directors of LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced that, effective immediately, executive vice president William F.
(Bill) Carpenter III, age 51, has been promoted to president and chief executive officer. Mr. Carpenter replaces Kenneth C. Donahey, who is retiring after serving five years as the Company's chairman, president and chief executive officer. In addition, on June 25, 2006, Mr. Donahey resigned from the Company's Board of Directors, and Mr. Carpenter was elected by the Company's directors to fill the vacancy resulting from Mr. Donahey's resignation. The Company's current lead director, Owen G. Shell Jr., has been elected as the Company's Chairman of the Board.
    "Bill will be an outstanding leader for LifePoint," said Donahey. "He has worked with me closely in many aspects of the Company's management and operations during my tenure as chief executive officer. He is already well known and highly regarded throughout the Company and the healthcare industry."
    "The Board has great confidence in Bill Carpenter to head LifePoint," said Shell. "He has a long and successful track record with the Company and a deep understanding of our business and what it takes to operate and grow this company."
    Mr. Carpenter joined LifePoint Hospitals at its inception in 1999 and has most recently served as executive vice president, general counsel and secretary, chief development officer and corporate governance officer. Prior to joining LifePoint, he was a member of the Nashville law firm of Waller Lansden Dortch & Davis, where he specialized in general corporate and healthcare law. He currently serves on the Board of Directors of the Federation of American Hospitals and Psychiatric Solutions Inc., which owns psychiatric hospitals and facilities.
    "My priority as chief executive officer will be to continue LifePoint's long-standing focus on being a great operating company," said Carpenter. "Working with our employees and affiliated physicians, we strive to best serve the healthcare needs of patients in our communities. Every decision will be made with this focus in mind, in a fiscally responsible manner and with uncompromising integrity - all in an effort to make our communities healthier.
    "I am grateful for the many contributions Ken Donahey made to LifePoint, particularly the strong and talented management team he has helped develop. Bill Gracey, our chief operating officer, and Mike Culotta, our chief financial officer, will continue to play vital roles in leading the Company forward. Together, we will implement our long-term strategic plan, while also focusing on the issues currently faced by most U.S. hospitals."
    Shell joined the LifePoint Board of Directors in 2002 and has recently been serving as the Company's lead director. He has more than 40 years of executive management experience in the banking industry, most recently serving as president of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. Shell is a director of Central Parking Corporation, a publicly traded company that owns, leases and manages parking facilities.

    Conference Call

    LifePoint Hospitals will host a live conference call to discuss this release today, Monday, June 26, 2006, beginning at 10:00 a.m. Eastern time. A listen-only simulcast, as well as a 30-day replay, of the call will be available on line at www.lifepointhospitals.com or www.earnings.com.

    About LifePoint Hospitals, Inc.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company's 49 hospitals, 47 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 19,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province and achieving cost-cutting synergies or the ability to acquire hospitals on favorable terms and complete budgeted capital improvements successfully; (ii) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals' corporate integrity agreement; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) the geographic concentration of LifePoint Hospitals' operations; (ix) changes in the company's operating or expansion strategy; (x) the ability to operate and integrate newly acquired facilities successfully; (xi) the availability and terms of capital to fund LifePoint Hospitals' business strategies; (xii) changes in LifePoint Hospitals' liquidity or the amount or terms of its indebtedness and in its credit ratings;
(xiii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiv) changes in or interpretations of generally accepted accounting principles or practices; (xv) volatility in the market value of LifePoint Hospitals' common stock; (xvi) changes in general economic conditions in the markets LifePoint Hospitals serves; (xvii) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc.; (xviii) the costs of complying with the Americans with Disabilities Act; (xix) possible adverse rulings, judgments, settlements and other outcomes of pending litigation; (xx) the ability to successfully acquire, operate and integrate the facilities anticipated to be acquired from HCA under the modified agreement, as well as the timing of the closing of the transaction; and (xxi) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the Securities and Exchange Commission. Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.


    CONTACT: LifePoint Hospitals
             Investor Contact:
             Michael J. Culotta, 615-372-8512
             michael.culotta@lpnt.net
             or
             Media Contact:
             Karen Baker, 615-963-1302
             kbaker@atkinsonpr.com